UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2025

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2025, ABPCI Direct Lending Fund CLO XIII Ltd (the “Issuer”), ABPCI Direct Lending Fund CLO XIII LLC (the “Co-Issuer”), ABPCI Direct Lending Fund CLO XIII First Static Subsidiary Ltd (the “First Static Subsidiary”) and ABPCI Direct Lending Fund CLO XIII Second Static Subsidiary Ltd (the “Second Static Subsidiary” and together with the Issuer, the Co-Issuer and the First Static Subsidiary, the “Issuer Entities”), each a special purpose vehicle, executed that certain first supplemental indenture by and among the Issuer Entities and U.S. Bank Trust Company, National Association (the “Supplemental Indenture”). The Supplemental Indenture amends that certain indenture entered into by the Issuer Entities and U.S. Bank Trust Company, National Association, on May 3, 2023, pursuant to which the Issuer Entities issued notes (the “Notes”). The Secured Notes (defined below) secured by a diversified portfolio of the Issuer Entities consisting primarily of middle market loans and participation interests in middle market loans and may also include some broadly syndicated loans. The Notes were privately placed on May 3, 2023 and consist of: i) $228,000,000 of Class A Senior Secured Floating Rate Notes (the “Class A Notes”); (ii) $36,000,000 of Class B Senior Secured Floating Rate Notes (the “Class B Notes”); (iii) $36,000,000 of Class C Secured Deferrable Floating Rate Notes (the “Class C Notes”); (iv) $28,000,000 of Class D Secured Deferrable Floating Rate Notes (the “Class D Notes” and, together with the Class A Notes, the Class B Notes and the Class C Notes, the “Secured Notes”); and (v) $67,000,000 of unsecured subordinated notes.

The Supplemental Indenture: i) extended the period during which the Notes may not be optionally redeemed from the period ending October 27, 2025 to the period ending October 27, 2027; ii) extended the period during which the Issuer Entities can reinvest in underlying loans from the period ending April 27, 2027 to the period ending October 27, 2029; and iii) extended the stated maturity of the Notes from April 27, 2035 to October 27, 2037, in each case effective as of October 21, 2025.

The Secured Notes bear interest at the Reference Rate (as defined in the Indenture) plus a spread. The Supplemental Indenture also reduced the spread on the Secured Notes, effective as of October 27, 2025, as follows: i) the spread on the Class A Notes was reduced from 2.60% to 1.45%; ii) the spread on the Class B Notes was reduced from 3.65% to 1.80%; iii) the spread on the Class C Notes was reduced from 4.55% to 2.20%; and iv) the spread on the Class D Notes was reduced from 6.90% to 3.25%.

AB Private Credit Investors LLC (the “Adviser”) serves as collateral manager to the Issuer, the First Static Subsidiary and the Second Static Subsidiary pursuant to a collateral management agreement among the Adviser and the Issuer, the First Static Subsidiary and the Second Static Subsidiary (the “Collateral Management Agreement”). For so long as the Adviser serves as collateral manager to the Issuer, the First Static Subsidiary and the Second Static Subsidiary, the Adviser will elect to receive $0 as any base management fee or subordinated interest to which it may be entitled under the Collateral Management Agreement.

The descriptions of the Supplemental Indenture and related documentation are only summaries of the material provisions of such documents and are qualified in their entirety by reference to the underlying agreements, including Exhibit 10.1 attached to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1*	First Supplemental Indenture by and among ABPCI Direct Lending Fund CLO XIII Ltd, as issuer, ABPCI Direct Lending Fund CLO XIII LLC, as co-issuer, ABPCI Direct Lending Fund CLO XIII First Static Subsidiary Ltd, as first static subsidiary, ABPCI Direct Lending Fund CLO XIII Second Static Subsidiary Ltd, as second static subsidiary, and U.S. Bank Trust Company, National Association, as trustee, dated as of October 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary